SF PARTNERSHIP LLP
                                                Chartered Accountants



October 23, 2006

Mr. M. Richard Cutler
Cutler Law Group
3206 West Wimbledon Drive
Augusta, GA 30909

ATTENTION: MR. M. RICHARD CUTLER

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-8 of our report relating to the consolidated financial statements and financial statement schedules of Sorell, Inc. for December 31 2005 and March 31 2006, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


Yours very truly,

/s/ SF Partnership LLP

SF Partnership, LLP




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